SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2000

TUSCARORA INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-17051	25-1119372

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Fifth Avenue, New Brighton, Pennsylvania	15066

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number Including Area Code (724)-843-8200

Item 5. Other Events.

      On May 22, 2000, the trial judge in John C. Bartram, Administrator of the Estate of Dwayne Scott Mount, Deceased v. Tuscarora Incorporated, et al. - (Case No. 96CV-0511 in the Court of Common Pleas for Marion County, Ohio) granted the Company’s Motion for Summary Judgment, thus adjudicating the lawsuit in favor of the Company. The lawsuit sought substantial compensatory and punitive damages as a result of the alleged wrongful death of an employee, and was described in full, most recently, in Item 3 of the Company’s Form 10-K for the fiscal year ended August 31, 1999. On May 23, 2000, the plaintiff filed an appeal with the Third District Court of Appeals, Marion County, Ohio. The Company will vigorously contest the appeal. In the opinion of management, the final disposition of the lawsuit should not have a material adverse effect on the Company’s financial position or results of operations.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUSCARORA INCORPORATED (Registrant)

By /s/ Brian C. Mullins

Date: June 12, 2000	Brian C. Mullins, Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)